Exhibit 99.1

Investor Update – March 9, 2010

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

This update includes forecasted operational and financial information for our subsidiaries Alaska Airlines, Inc. (Alaska) and Horizon Air Industries, Inc. (Horizon).  Our disclosure of operating cost per available seat mile, excluding fuel and other items, provides us (and may provide investors) with the ability to measure and monitor our performance without these items.  The most directly comparable GAAP measure is total operating expense per available seat mile.  However, due to the large fluctuations in fuel prices, we are unable to predict total operating expense for any future period with any degree of certainty. In addition, we believe the disclosure of fuel expense on an economic basis is useful to investors in evaluating our ongoing operational performance. Please see the cautionary statement under “Forward-Looking Information.”

We are providing unaudited information about fuel price movements and the impact of our hedging program on our financial results.  Management believes it is useful to compare results between periods on an “economic basis.” Economic fuel expense is defined as the raw or “into-plane” fuel cost less any cash we receive from hedge counterparties for hedges that settle during the period, offset by the recognition of premiums originally paid for those hedges that settle during the period.  Economic fuel expense more closely approximates the net cash outflow associated with purchasing fuel for our operation.

Forward-Looking Information

This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements.  For a comprehensive discussion of potential risk factors, see Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.  Some of these risks include current economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our significant indebtedness, inability to meet cost reduction goals, terrorist attacks, seasonal fluctuations in our financial results, an aircraft accident, laws and regulations, and government fees and taxes.  All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

ALASKA AIRLINES – MAINLINE

February 2010 Statistics
	February 2010	Change Y-O-Y		YTD 2010	Change Y-O-Y
Capacity (ASMs in millions)	1,692	(2.4)%		3,588	(0.6)%
Traffic (RPMs in millions)	1,350	5.9%		2,823	7.8%
Revenue passengers (000s)	1,106	0.9%		2,290	2.7%
Load factor*	79.8%	6.3	pts	78.7%	6.1	pts
RASM (cents)**	11.75 – 11.85	15% – 16%		11.40 – 11.45	10% – 10.5%
Passenger RASM (cents)**	10.35 – 10.45	12% – 13%		10.00 – 10.05	6.5% – 7%
Raw fuel cost/gal.	$2.19	38.6%		$2.23	35.5%
Economic fuel expense/gal.	$2.23	16.7%		$2.24	14.7%
* percentage of available seats occupied by fare-paying passengers
** RASM and Passenger RASM are estimates at this time and are not final.

Changes in Advance Booked Load Factors (percentage of available seat miles that are sold)

	March	April	May
Point Change Y-O-Y	+4.0 pts	+3.5 pts	+0.5 pts

Forecast Information
	Forecast Q1 2010	Change Y-O-Y	Forecast Full Year 2010	Change Y-O-Y
Capacity (ASMs in millions)	5,535	flat	23,600	2%
Cost per ASM excluding fuel and special items (cents)*	8.4	flat	8.0	(3)%
Fuel Gallons (000,000)	72	(2)%	305	(1)%
Economic fuel cost per gallon**	$2.26	18%	**	**
* For Alaska, our forecasts of mainline cost per ASM excluding fuel are based on forward-looking estimates, which will likely differ from actual results.

**Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates. Our economic fuel cost per gallon estimate for the first quarter includes the following per-gallon assumptions:  crude oil cost – $1.88 ($79 per barrel); refining margin – 22 cents; taxes and fees – 15 cents; cost of settled hedges – 1 cent.  Full-year estimates would not be meaningful at this time.

ALASKA – PURCHASED CAPACITY

Alaska has Capacity Purchase Agreements (CPA) with Horizon for certain routes and with a third party for service between Anchorage and Dutch Harbor, AK.

February 2010 Statistics
The following data represents only the Horizon CPA flying as that flying represents approximately 95% of the total purchased capacity.
	February 2010	Change Y-O-Y		YTD 2010	Change Y-O-Y
Capacity (ASMs in millions)	110	17.6%		230	18.1%
Traffic (RPMs in millions)	84	29.0%		168	29.3%
Load factor*	75.9%	6.8	pts	73.3%	6.4	pts
Yield (cents)	26.75 – 26.80	(1)% – (2)%		26.80 – 26.85	(5.5)% – (6)%
Passenger RASM (cents)**	20.30 – 20.35	8% - 8.5%		19.60 – 19.65	3% - 3.5%

* Percentage of available seats occupied by fare-paying passengers
** Passenger RASM is an estimate at this time and is not final.

Changes in Advance Booked Load Factors (percentage of ASMs that are sold)

	March	April	May
Point Change Y-O-Y	+5.0 pts	+2.0 pts	-2.0 pts

Forecast Information (Horizon CPA)
	Forecast Q1 2010	Change Y-O-Y	Forecast Full Year 2010	Change Y-O-Y
Capacity (ASMs in millions)	350	17%	1,475	8%
Cost per ASM (cents)*	19.6	(1)%	19.5	(1)%
* Costs associated with the Horizon CPA agreement represent the amount paid by Alaska to Horizon for operating costs plus a specified profit margin and are eliminated in consolidation.

HORIZON AIR

February 2010 Statistics (includes brand and CPA flying)
	February 2010	Change Y-O-Y		YTD 2010	Change Y-O-Y
Capacity (ASMs in millions)	246	-%		515	0.6%
Traffic (RPMs in millions)	178	7.3%		362	8.9%
Revenue passengers (000s)	496	1.7%		1,018	3.0%
Load factor*	72.2%	5.0	pts	70.4%	5.3	pts
System RASM (cents)**	19.95 – 20.05	7.5% – 8.5%		19.75 –19.80	6.0% – 6.5%
Passenger RASM – brand flying (cents)**	20.25 – 20.35	17% – 18%		20.15 – 20.20	14% – 15%
Raw fuel cost/gal.	$2.23	40.3%		$2.29	40.7%
Economic fuel expense/gal.	$2.27	13.8%		$2.30	18.2%
*percentage of available seats occupied by fare-paying passengers
**RASM and Passenger RASM are estimates at this time and are not final.

Line-of-Business Information
Horizon’s line-of-business traffic information for the first two months of 2010 is presented below.  Traffic and revenue information for January has also been repeated as the February revenue results are not yet final and are not being presented in this table.  In the CPA arrangement with Alaska, Horizon is insulated from market revenue factors and is guaranteed contractual revenue amounts based on operational capacity.  As a result, yield and load factor information is not presented.  Horizon bears the revenue risk in its brand flying markets. Revenue from the Alaska CPA is eliminated in consolidation.  The actual passenger revenue generated on CPA flights is noted in the Alaska – Purchased Capacity section on page 3.

January and February 2010
	Capacity Mix			Load Factor
	Actual (000s)	Change Y-O-Y	Current %Total	Actual	Change Y-O-Y
Brand	285	(13.7)%	55%	68.1%	4.2	pts
Alaska CPA	230	18.1%	45%	NM	NM
Total	515	0.6%	100%	70.4%	5.3	pts

NM = Not Meaningful

January 2010
	Capacity Mix			Load Factor			Yield			RASM
	Actual (000s)	Change Y-O-Y	Current %Total	Actual	Change Y-O-Y		Actual		Change Y-O-Y	Actual		Change Y-O-Y
Brand	149	(9.4)%	55%	67.1%	5.1	pts	28.99	¢	0.9%	20.04	¢	9.5%
Alaska CPA	119	18.6%	45%	NM	NM		NM		NM	18.91	¢	(2.7)%
Total	268	1.2%	100%	68.8%	5.7	pts	27.92	¢	(4.4)%	19.54	¢	4.3%

NM = Not Meaningful

HORIZON AIR – (continued)

Changes in Advance Booked Load Factors – Brand Flying (percentage of ASMs that are sold)

	March	April	May
Point Change Y-O-Y	+2.5 pts	-0.5 pts	-0.5 pts

Forecast Information (includes brand and CPA flying)
	Forecast Q1 2010	Change Y-O-Y	Forecast Full Year 2010	Change Y-O-Y
System-wide capacity (ASMs in millions)	790	flat	3,300	flat
Cost per ASM excluding fuel and special items (cents)*	15. 8 – 15.9	(1)%	15.0	(2)%
Fuel gallons (in millions)	14	(2)%	59	(1)%
Economic fuel cost per gallon**	$2.31	22%	**	**
* For Horizon, our forecast of cost per ASM excluding fuel and other items is based on forward-looking estimates, which will likely differ significantly from actual results.

**Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates.  Our economic fuel cost per gallon estimate for the first quarter includes the following per-gallon assumptions:  crude oil cost – $1.88 ($79 per barrel); refining margin – 22 cents; taxes and fees – 20 cents; cost of settled hedges – 1 cent.  Full-year estimates would not be meaningful at this time.

AIR GROUP

February 2010 Statistics*
	February 2010	Change Y-O-Y		YTD 2010	Change Y-O-Y
Capacity (ASMs in millions)	1,938	(2.1)%		4,103	(0.4)%
Traffic (RPMs in millions)	1,528	6.1%		3,185	7.9%
Revenue passengers (000s)	1,602	1.2%		3,308	2.8%
Load factor	78.8%	6.0	pts	77.6%	6.0	pts
RASM (cents)**	12.9 – 13.0	15% – 16%		12.50 – 12.55	9% – 10%
Passenger RASM (cents)**	11.6 – 11.7	11.5% – 12.5%		11.25 – 11.30	7% – 8%
Economic fuel expense/gal.	$2.23	16.0%		$2.25	15.3%
* Include Alaska mainline operations, Horizon brand flying, and CPA flying with Horizon only.
**RASM and Passenger RASM are estimates at this time and are not final.

Forecast Information
	Forecast Q1 2010	Change Y-O-Y	Forecast Full Year 2010	Change Y-O-Y
Capacity (ASMs in millions)*	6,325	flat	26,900	2%
Cost per ASM excluding fuel and special items (cents)**	9.3 – 9.4	(1)% – 0%	8.9	(3)%
Fuel gallons (in millions)	86	(2)%	364	(1)%
Economic fuel cost per gallon***	$2.27	19%	**	**
* Capacity includes Alaska mainline operations, Horizon brand flying, and CPA flying with Horizon only.
** Our forecasts of cost per ASM excluding fuel are based on forward-looking estimates, which will likely differ from actual results.
***Because of the volatility of fuel prices, actual amounts may differ significantly from our estimates. Full-year estimates would not be meaningful at this time.

Nonoperating Expense
Our consolidated nonoperating expense is estimated to be approximately $16 million to $17 million in the first quarter of 2010.

AIR GROUP – (continued)

Cash and Share Count
(in millions)	February 28, 2010	December 31, 2009
Cash and marketable securities	$1,123	$1,192
Common shares outstanding	35.633	35.591

Since January 1, 2010, we have repurchased 153,000 shares of our common stock for $5.4 million under the repurchase program established by the Board of Directors in June 2009.  These repurchases have been offset by common stock issuances that resulted from option exercises and vesting of restricted stock units.

The current repurchase program expires in June 2010.

Capital Expenditures

Total expected gross capital expenditures for 2010 are as follows (in millions):

	Total 2010 Estimate*
	Aircraft-related	Non-aircraft	Total
Alaska	$120	$80	$200
Horizon	2	5	7
Air Group	$122	$85	$207
*Amounts exclude any proceeds from the sale of assets.

Future Fuel Hedge Positions*
	Approximate % of Expected Fuel Requirements	Weighted-Average Crude Oil Price per Barrel
First Quarter 2010	50%	$69
Second Quarter 2010	50%	$69
Third Quarter 2010	50%	$74
Fourth Quarter 2010	50%	$83
Full Year 2010	50%	$74
First Quarter 2011	50%	$87
Second Quarter 2011	41%	$83
Third Quarter 2011	36%	$86
Fourth Quarter 2011	22%	$84
Full Year 2011	37%	$85
First Quarter 2012	23%	$87
Second Quarter 2012	7%	$86
Third Quarter 2012	6%	$97
Fourth Quarter 2012	6%	$93
Full Year 2012	10%	$89

*All of our future positions are call options, which are designed to effectively cap the cost of the crude oil component of our jet fuel purchases.  With call options, we benefit from a decline in crude oil prices, as there is no cash outlay other than the premiums we pay to enter into the contracts.

Additionally, we have used either fixed-price physical contracts or financial swaps to fix the refining margin component for approximately 50% of our first and second quarter 2010 estimated jet fuel purchases at an average price of 23 cents per gallon.

JP Morgan Conference
Glenn Johnson, our vice president of finance and chief financial officer, will be speaking at the JP Morgan Aviation and Transportation Conference today in New York.  The presentation will be webcast live at 3 p.m. Eastern time and will be available in the “Investor Information” section of alaskaair.com.